News Release

Unisys Announces 2Q22 Results

Company Beats Consensus on All Key Metrics; Revenue Flat Year Over Year and Up in Constant Currency; Annual Contract Value, Total Contract Value and Pipeline Grow Year Over Year

•Company beat consensus(1) estimates on all key metrics
•Total company revenue was roughly flat year over year (“YoY”) (down 0.4%) and up 2.8% YoY on a constant-currency(2) basis
•Operating profit margin was 6.5%, and non-GAAP operating profit(7) margin was 9.0%
•Annual Contract Value(5) (“ACV”) signings grew 25% YoY and Total Contract Value(6) (“TCV”) signings grew 12% YoY
•Total company pipeline(4) grew 30% YoY
•Company provides revised FY22 guidance of (1.0) to 1.0% YoY revenue growth or 2.5 to 4.5% growth in constant currency, non-GAAP operating profit margin of 7.5 to 9.0% and adjusted EBITDA margin of 16.0 to 17.5%

BLUE BELL, Pa., August 3, 2022 – Unisys Corporation (NYSE: UIS) today reported second-quarter 2022 financial results. “We exceeded consensus estimates on all key metrics for the second quarter, grew revenue on a constant-currency basis, and we grew our ACV and TCV signings and pipeline,” said Unisys Chair and CEO Peter A. Altabef. “Most significantly, we have momentum in our key focus areas within Digital Workplace Solutions and Cloud, Applications & Infrastructure Solutions.”

Summary of Second-Quarter 2022 Results
Please refer to the accompanying financial tables for a reconciliation of the GAAP to non-GAAP measures presented.

•Revenue:
◦2Q22 revenue exceeded consensus estimates, roughly flat YoY at $515.0M vs. $517.3M in the prior-year period, and was up 2.8% YoY in constant currency
▪Excluding the impact of non-strategic contracts exited in 2021 as part of the company’s transformation to target higher-growth, higher-margin solutions in DWS, total company revenue grew 4.4% YoY and 7.9% in constant currency
•Gross Profit:
◦Gross profit was up 4.1% YoY to $148.1M vs. $142.2M in the prior-year period
◦Gross profit margin was up 130 bps YoY to 28.8% vs. 27.5% in the prior-year period
•Operating Profit:

◦Operating profit was $33.7M vs. $40.8M in the prior-year period, largely driven by the company’s increased investments in sales and marketing, which contributed to ACV, TCV and pipeline growth.
▪Non-GAAP operating profit was $46.6M vs. $50.1M in the prior-year period
◦Operating profit margin was 6.5% vs. 7.9% in the prior-year period, also impacted by the increased investments in sales and marketing
▪Non-GAAP operating profit margin exceeded stated company expectations at 9.0% versus 9.7% in the prior-year period
•Net Income and Adjusted EBITDA:
◦Net loss was $17.1M vs. a net loss of $140.8M in the prior-year period, largely due to the company taking a settlement charge in the prior-year period related to pension liability-reduction initiatives, partially offset by a related tax benefit
▪Net income margin was (3.3)% vs. (27.2)% in the prior-year period
◦Non-GAAP net income(9) was $16.2M vs. income of $46.0M in the prior-year period, largely driven by an increase in taxes YoY due to jurisdictions in which income was earned
▪Non-GAAP net income margin was 3.1% vs. 8.9% in the prior-year period, also largely driven by changes in taxes YoY due to jurisdictions in which income was earned
◦Adjusted EBITDA(8) was $90.4M vs. $94.4M in the prior-year period, also reflecting the company’s increased investments in sales and marketing
▪Adjusted EBITDA margin exceeded consensus estimates at 17.6% vs. 18.2% in the prior-year period
•Earnings Per Share:
◦Loss per diluted share was $0.25 vs. a loss per diluted share of $2.10 in the prior-year period, driven by the same factors noted above with respect to GAAP net loss
◦Non-GAAP diluted earnings per share was $0.24 vs. $0.68 in the prior-year period, largely driven by an increase in taxes YoY due to jurisdictions in which income was earned
•Cash Flow:
◦Cash used in operations was $33.7M vs. cash from operations of $41.9M in the prior-year period, impacted by the timing of collections related to ECS licenses in both periods
◦Free cash flow(10) was $(59.1)M vs. $19.0M in the prior-year period, driven by the same timing items as noted with respect to cash from/used in operations
◦Adjusted free cash flow(11) was $(38.5)M vs. $54.5M in the prior-year period, also impacted by the timing of collections related to ECS licenses noted above
•Pipeline, ACV, TCV and Backlog:
◦Total company pipeline increased 30% YoY and 1% sequentially to $6.0B
▪Driven by significant YoY growth in DWS and CA&I pipelines, including significant YoY growth in pipeline for the company’s focus area within DWS and CA&I
◦ACV increased 25% YoY
◦TCV increased 12% YoY
◦Total company backlog(3) was $2.7B vs. $2.9B as of 1Q22

▪The sequential decrease from 1Q22 was largely driven by the impact of foreign currency exchange rates.
•Balance Sheet:
◦As of June 30, 2022, total cash and cash equivalents was $380.1M.

2Q22 Financial Highlights by Segment:
Digital Workplace Solutions (“DWS”), which provides modern and traditional workplace solutions:
•The company’s transformation of its DWS business to focus on higher-growth, higher-margin modern workplace solutions, is continuing. Client receptivity to the company’s expanded and enhanced DWS solution portfolio has been positive
•DWS revenue was $127.2M vs. $148.4M in the prior-year period (down 14.3% YoY, or 11.7% YoY in constant currency)
◦The impact of the non-strategic DWS contracts exited in 2021 was $24.0M
◦Excluding this impact, DWS revenue grew 2.3% YoY, or 5.7% on a constant-currency basis
•DWS gross profit was $16.5M vs. $22.9M in the prior-year period, largely as a result of higher cost of labor due to the competitive talent market
◦DWS gross margin was 13.0% vs. 15.4% in the prior-year period
Cloud, Applications & Infrastructure Solutions (“CA&I”), which provides digital platform, applications, and infrastructure solutions:
•The company’s targeted strategy for growth in its focus area of higher-growth, higher-margin digital platforms and applications within CA&I drove YoY segment revenue growth in the second quarter
•CA&I revenue grew 6.9% YoY to $130.1M vs. $121.7M in the prior-year period, or 8.7% YoY growth in constant currency
•CA&I gross profit was $7.1M vs. $13.5M in the prior-year period, impacted by higher labor costs
◦CA&I gross margin was 5.5% vs. 11.1% in the prior-year period, also impacted by higher labor costs
Enterprise Computing Solutions (“ECS”), which provides solutions that harness secure, continuous high-intensity computing and enable digital services through software-defined operating environments:
•Several clients renewed ECS licenses earlier than originally anticipated, which resulted in higher revenue and profitability for the segment than the company’s stated expectations entering the quarter
•ECS revenue was up 8.3% YoY to $185.8M vs. $171.5M in the prior-year period, or 11.3% YoY growth in constant currency
•ECS gross profit was up 16.1% YoY to $123.0M vs. $105.9M in the prior-year period
◦ECS gross margin was up 460 bps YoY to 66.2% vs. 61.6% in the prior-year period

2022 Financial Guidance
•The Company has updated its FY22 revenue and profitability guidance. Revenue growth is now expected to be in the range of (1.0)% to 1.0% YoY or in the range of 2.5 to 4.5% in constant currency. The company now anticipates that non-GAAP operating profit margin will be between 7.5 to 9.0% and adjusted EBITDA margin in the range of 16.0 to 17.5%.

Conference Call
Unisys will hold a conference call August 4th at 8:00 a.m. Eastern Time to discuss its results. The listen-only webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor website at www.unisys.com/investor. Following the call, an audio replay of the webcast, and accompanying presentation materials, can be accessed through the same link.

(1) Consensus – Refers to FactSet consensus estimates.

(2) Constant currency – The company refers to growth rates in constant currency or on a constant currency basis so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company’s business performance from one period to another. Constant currency is calculated by retranslating current and prior period results at a consistent rate.

(3) Backlog – Represents future revenue associated with contracted work which has not yet been delivered or performed. Although we believe this backlog is firm, we may, for commercial reasons, allow the orders to be cancelled, with or without penalty.

(4) Pipeline – Pipeline represents prospective sale opportunities being pursued or for which bids have been submitted. There is no assurance that pipeline will translate into recorded revenue.

(5) Annual Contract Value (ACV) – The revenue expected to be recognized during the first twelve months following the signing of a contract.

(6) Total Contract Value (TCV) – The estimated total contractual revenue related to contracts signed in the period without regard for cancellation terms. New business TCV represents TCV attributable to new scope for existing clients and new logo contracts.

Non-GAAP and Other Information
Although appropriate under generally accepted accounting principles (“GAAP”), the company’s results reflect charges that the company believes are not indicative of its ongoing operations and that can make its profitability and liquidity results difficult to compare to prior periods, anticipated future periods, or to its competitors’ results. These items consist of certain portions of post-retirement and cost-reduction and other expenses. Management believes each of these items can distort the visibility of trends associated with the company’s ongoing performance. Management also believes that the evaluation of the company’s financial performance can be enhanced by use of supplemental presentation of its results that exclude the impact of these items in order to enhance consistency and comparativeness with prior or future period results. The following measures are often provided and utilized by the company’s management, analysts, and investors to enhance comparability of year-over-year results, as well as to compare results to other companies in our industry.

(7) Non-GAAP operating profit – The company recorded pretax post-retirement expense and pretax charges in connection with cost-reduction activities and other expenses. For the company, non-GAAP operating profit excluded these items. The company believes that this profitability measure is more indicative of the company’s operating results and aligns those results to the company’s external guidance, which is used by the company’s management to allocate resources and may be used by analysts and investors to gauge the company’s ongoing performance.

(8) EBITDA & adjusted EBITDA – Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is calculated by starting with net income (loss) attributable to Unisys Corporation common shareholders and adding or subtracting the following items: net income attributable to noncontrolling interests, interest expense (net of interest income), provision for income taxes, depreciation and amortization. Adjusted EBITDA further excludes post-retirement and cost-reduction and other expenses, non-cash share-based expense, and other (income) expense adjustment. In order to provide investors with additional understanding of the company's operating results, these charges are excluded from the adjusted EBITDA calculation.

(9) Non-GAAP net income and non-GAAP diluted earnings per share – The company has recorded post-retirement expense and charges in connection with and cost-reduction activities and other expenses. Management believes that investors may have a better understanding of the company’s performance and return to shareholders by excluding these charges from the GAAP diluted earnings/loss per share calculations. The tax amounts presented for these items for the calculation of non-GAAP diluted earnings per share include the current and deferred tax expense and benefits recognized under GAAP for these amounts.

(10) Free cash flow – The company defines free cash flow as cash flow from operations less capital expenditures. Management believes this liquidity measure gives investors an additional perspective on cash flow from on-going operating activities in excess of amounts used for reinvestment.

(11) Adjusted free cash flow – Because inclusion of the company’s post-retirement contributions, cost-reduction charges/reimbursements and other payments in free cash flow may distort the visibility of the company’s ability to generate cash flow from its operations without the impact of these non-operational costs, management believes that investors may be interested in adjusted free cash flow, which provides free cash flow before these payments. This liquidity measure was provided to analysts and investors in the form of external guidance and is used by management to measure operating liquidity.

Non-GAAP operating profit, EBITDA and adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share, free cash flow and adjusted free cash flow should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with U.S. GAAP.

About Unisys
Unisys is a technology solutions company that delivers successful outcomes for the most demanding organizations around the world. Unisys offerings include digital workplace solutions, cloud, applications and infrastructure solutions, enterprise computing solutions and business process solutions. For more information on how Unisys delivers for its clients across the commercial, financial services and government sectors, visit unisys.com.

Forward-Looking Statements
Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections or expectations of earnings, revenues, non-GAAP operating profit margin, adjusted EBITDA margin, annual contract value, total contract value, new business ACV or TCV, backlog, pipeline or other financial items; any statements of the company’s plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. In particular, statements concerning annual and total contract value are based, in part, on the assumption that each of those contracts will continue for their full contracted term. Risks and uncertainties that could affect the company’s future results include, but are not limited to, the following: our ability to attract and retain experienced personnel in key positions; our ability to grow revenue and expand margin in our Digital Workplace Solutions and Cloud, Infrastructure and Applications Solutions businesses; our ability to maintain our installed base and sell new solutions and related services; the business and financial risk in implementing acquisitions or dispositions; the potential adverse effects of aggressive competition in the information services and technology market; our ability to effectively anticipate and respond to rapid technological innovation in our industry; our ability to retain significant clients and attract new clients; our contracts may not be as profitable as expected or provide the expected level of revenues; our ability to develop or acquire the capabilities to enhance the company’s solutions; we have significant underfunded pension obligations; the impact of COVID-19 on our business, growth, reputation, projections, financial condition, operations, cash flows and liquidity; the performance and capabilities of third parties with whom we have commercial relationships; cybersecurity breaches could result in incurring significant costs and could harm our business and reputation; a failure to meet standards or expectations with respect to the company’s environmental, social and governance practices; the risks of doing business internationally when a significant portion of our revenue is derived from international operations; our ability to access financing markets; a reduction in our credit rating; the adverse effects of global economic conditions, acts of war, terrorism, natural disasters or the widespread outbreak of infectious diseases; a significant disruption in our IT systems could adversely affect our business and reputation; we may face damage to our reputation or legal liability if our clients are not satisfied with our services or products; the potential for intellectual property infringement claims to be asserted against us or our clients; the possibility that legal proceedings could affect our results of operations or cash flow or may adversely affect our business or reputation; and our ability to use our net operating loss carryforwards and certain other tax attributes may be limited. Additional discussion of factors that could affect the company’s future results is contained in its periodic filings with the Securities and Exchange Commission. The company assumes no obligation to update any forward-looking statements. While included under the definition of forward-looking statements, for the avoidance of doubt, any specific guidance or color that the company may provide from time to time regarding its expected future financial performance is effective only on the date given. The company generally will not update, reaffirm or otherwise comment on any such information except as it deems necessary, and then only in a manner that complies with Regulation FD.

Contacts:
Investors: Courtney Holben, Unisys, 215-986-3379
courtney.holben@unisys.com

Media: John Clendening, Unisys, 214-403-1981
john.clendening@unisys.com

###

RELEASE NO.: 0803/9880

Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.

UIS-Q

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)
(Millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue
Services	$400.3	$430.5	$792.4	$850.9
Technology	114.7	86.8	169.3	176.2
	515.0	517.3	961.7	1,027.1
Costs and expenses
Cost of revenue
Services	322.1	337.9	643.4	676.6
Technology	44.8	37.2	82.8	69.1
	366.9	375.1	726.2	745.7
Selling, general and administrative	109.6	94.6	214.0	184.6
Research and development	4.8	6.8	11.3	12.4
	481.3	476.5	951.5	942.7
Operating income	33.7	40.8	10.2	84.4
Interest expense	8.3	8.4	16.7	18.5
Other (expense), net	(21.9)	(227.8)	(42.9)	(410.4)
Earnings (loss) before income taxes	3.5	(195.4)	(49.4)	(344.5)
Provision for (benefit from) income taxes	20.3	(53.1)	24.4	(44.7)
Consolidated net loss	(16.8)	(142.3)	(73.8)	(299.8)
Net income (loss) attributable to noncontrolling interests	0.3	(1.5)	0.6	(1.2)
Net loss attributable to Unisys Corporation	$(17.1)	$(140.8)	$(74.4)	$(298.6)

Loss per share attributable to Unisys Corporation
Basic	$(0.25)	$(2.10)	$(1.10)	$(4.54)
Diluted	$(0.25)	$(2.10)	$(1.10)	$(4.54)

UNISYS CORPORATION
SEGMENT RESULTS
(Unaudited)
(Millions)

	Total	DWS	CA&I	ECS	Other
Three Months Ended June 30, 2022
Customer revenue	$515.0	$127.2	$130.1	$185.8	$71.9
Intersegment	—	—	—	—	—
Total revenue	$515.0	$127.2	$130.1	$185.8	$71.9
Gross profit percent	28.8%	13.0%	5.5%	66.2%
Three Months Ended June 30, 2021
Customer revenue	$517.3	$148.4	$121.7	$171.5	$75.7
Intersegment	—	—	—	0.4	(0.4)
Total revenue	$517.3	$148.4	$121.7	$171.9	$75.3
Gross profit percent	27.5%	15.4%	11.1%	61.6%

	Total	DWS	CA&I	ECS	Other
Six Months Ended June 30, 2022
Customer revenue	$961.7	$252.0	$259.2	$306.4	$144.1
Intersegment	—	—	—	—	—
Total revenue	$961.7	$252.0	$259.2	$306.4	$144.1
Gross profit percent	24.5%	12.9%	5.4%	60.6%
Six Months Ended June 30, 2021
Customer revenue	$1,027.1	$291.3	$242.4	$340.8	$152.6
Intersegment	—	—	—	1.4	(1.4)
Total revenue	$1,027.1	$291.3	$242.4	$342.2	$151.2
Gross profit percent	27.4%	14.4%	9.7%	61.6%

UNISYS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$380.1	$552.9
Accounts receivable, net	427.3	451.7
Contract assets	39.9	42.0
Inventories	12.7	7.6
Prepaid expenses and other current assets	94.1	78.8
Total current assets	954.1	1,133.0
Properties	462.6	468.0
Less-accumulated depreciation and amortization	381.9	381.5
Properties, net	80.7	86.5
Outsourcing assets, net	92.8	124.6
Marketable software, net	170.1	176.2
Operating lease right-of-use assets	56.7	62.7
Prepaid postretirement assets	160.5	159.7
Deferred income taxes	109.9	125.3
Goodwill	286.8	315.0
Intangible assets, net	57.2	34.9
Restricted cash	9.2	7.7
Assets held-for-sale	20.0	20.0
Other long-term assets	156.4	173.9
Total assets	$2,154.4	$2,419.5
Liabilities and deficit
Current liabilities:
Current maturities of long-term-debt	$17.8	$18.2
Accounts payable	149.2	180.2
Deferred revenue	227.5	253.2
Other accrued liabilities	251.3	300.9
Total current liabilities	645.8	752.5
Long-term debt	501.8	511.2
Long-term postretirement liabilities	884.5	976.2
Long-term deferred revenue	137.4	150.7
Long-term operating lease liabilities	40.4	46.1
Other long-term liabilities	43.0	47.2
Commitments and contingencies
Total Unisys Corporation stockholders’ deficit	(147.2)	(113.7)
Noncontrolling interests	48.7	49.3
Total deficit	(98.5)	(64.4)
Total liabilities and deficit	$2,154.4	$2,419.5

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Consolidated net loss	$(73.8)	$(299.8)
Adjustments to reconcile consolidated net loss to net cash used for operating activities:
Foreign currency losses	0.4	1.2
Non-cash interest expense	0.7	1.2
Employee stock compensation	10.3	7.0
Depreciation and amortization of properties	19.2	15.2
Depreciation and amortization of outsourcing assets	36.0	33.2
Amortization of marketable software	29.6	34.4
Amortization of intangible assets	5.3	0.5
Other non-cash operating activities	0.2	(0.2)
Loss on disposal of capital assets	0.6	1.2
Postretirement contributions	(25.1)	(32.1)
Postretirement expense	22.7	394.7
Deferred income taxes, net	3.1	(65.2)
Changes in operating assets and liabilities, excluding the effect of acquisitions:
Receivables, net and contract assets	22.7	96.1
Inventories	(5.4)	7.4
Other assets	(9.3)	(5.5)
Accounts payable and current liabilities	(108.2)	(207.2)
Other liabilities	4.3	16.9
Net cash used for operating activities	(66.7)	(1.0)
Cash flows from investing activities
Purchase of businesses, net of cash acquired	(0.3)	(150.1)
Proceeds from investments	1,668.0	2,261.6
Purchases of investments	(1,697.6)	(2,262.4)
Investment in marketable software	(23.6)	(29.7)
Capital additions of properties	(14.0)	(12.0)
Capital additions of outsourcing assets	(6.5)	(8.7)
Other	(0.4)	(0.4)
Net cash used for investing activities	(74.4)	(201.7)
Cash flows from financing activities
Payments of long-term debt	(11.2)	(95.4)
Proceeds from issuance of long-term debt	—	1.5
Proceeds from exercise of stock options	—	3.7
Other	(3.8)	(7.7)
Net cash used for financing activities	(15.0)	(97.9)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(15.2)	0.1
Decrease in cash, cash equivalents and restricted cash	(171.3)	(300.5)
Cash, cash equivalents and restricted cash, beginning of period	560.6	906.7
Cash, cash equivalents and restricted cash, end of period	$389.3	$606.2

UNISYS CORPORATION
RECONCILIATIONS OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(Millions, except per share data)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2022	2021	2022	2021
	GAAP net loss attributable to Unisys Corporation	$(17.1)	$(140.8)	$(74.4)	$(298.6)

Postretirement expense:	pretax	12.5	225.7	22.7	394.7
	tax	—	52.0	0.2	52.4
	net of tax	12.5	173.7	22.5	342.3

Cost reduction and other expenses:	pretax	20.8	13.6	40.9	32.7
	tax	—	0.5	0.1	0.6
	net of tax	20.8	13.1	40.8	32.1
	noncontrolling interest	—	—	—	—
	net of noncontrolling interest	20.8	13.1	40.8	32.1

	Non-GAAP net income (loss) attributable to Unisys Corporation	$16.2	$46.0	$(11.1)	$75.8

	Weighted average shares (thousands)	67,694	67,080	67,541	65,752
Plus incremental shares from assumed conversion:
	Employee stock plans	418	740	—	903
	Non-GAAP adjusted weighted average shares	68,112	67,820	67,541	66,655

	Diluted earnings (loss) per share
	GAAP basis
	GAAP net loss attributable to Unisys Corporation for diluted loss per share	$(17.1)	$(140.8)	$(74.4)	$(298.6)
	Divided by weighted average shares	67,694	67,080	67,541	65,752
	GAAP diluted loss per share	$(0.25)	$(2.10)	$(1.10)	$(4.54)

	Non-GAAP basis
	Non-GAAP net income (loss) attributable to Unisys Corporation for diluted earnings (loss) per share	$16.2	$46.0	$(11.1)	$75.8
Divided by Non-GAAP adjusted weighted average shares		68,112	67,820	67,541	66,655
Non-GAAP diluted earnings (loss) per share		$0.24	$0.68	$(0.16)	$1.14

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

FREE CASH FLOW

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Cash provided by (used for) operations	$(33.7)	$41.9	$(66.7)	$(1.0)
Additions to marketable software	(12.5)	(12.3)	(23.6)	(29.7)
Additions to properties	(8.8)	(6.9)	(14.0)	(12.0)
Additions to outsourcing assets	(4.1)	(3.7)	(6.5)	(8.7)
Free cash flow	(59.1)	19.0	(110.8)	(51.4)
Postretirement funding	8.9	10.5	25.1	32.1
Cost reduction and other payments, net	11.7	25.0	20.3	49.4
Adjusted free cash flow	$(38.5)	$54.5	$(65.4)	$30.1

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

EBITDA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net loss attributable to Unisys Corporation	$(17.1)	$(140.8)	$(74.4)	$(298.6)
Net income (loss) attributable to noncontrolling interests	0.3	(1.5)	0.6	(1.2)
Interest expense, net of interest income of $3.4, $1.9, $5.8, $3.4, respectively*	4.9	6.5	10.9	15.1
Provision for (benefit from) income taxes	20.3	(53.1)	24.4	(44.7)
Depreciation	26.5	24.7	55.2	48.4
Amortization	16.7	19.4	34.9	34.9
EBITDA	$51.6	$(144.8)	$51.6	$(246.1)

Postretirement expense	$12.5	$225.7	$22.7	$394.7
Cost reduction and other expenses**	17.9	10.1	32.9	29.2
Non-cash share based expense	3.5	3.7	10.0	7.0
Other expense, net adjustment***	4.9	(0.3)	7.4	3.5
Adjusted EBITDA	$90.4	$94.4	$124.6	$188.3

*Included in other (expense), net on the consolidated statements of income (loss)
**Reduced for depreciation and amortization included above
***Other expense, net as reported on the consolidated statements of income (loss) less postretirement expense, interest income and items included in cost reduction and other expenses

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue	$515.0	$517.3	$961.7	$1,027.1
Net loss attributable to Unisys Corporation as a percentage of revenue	(3.3)%	(27.2)%	(7.7)%	(29.1)%
Non-GAAP net income (loss) attributable to Unisys Corporation as a percentage of revenue	3.1%	8.9%	(1.2)%	7.4%
Adjusted EBITDA as a percentage of revenue	17.6%	18.2%	13.0%	18.3%

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

OPERATING PROFIT

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
GAAP operating income	$33.7	$40.8	$10.2	$84.4
Cost reduction and other expenses*	12.3	8.7	21.2	15.2
Postretirement expense**	0.6	0.6	1.1	1.9
Non-GAAP operating profit	$46.6	$50.1	$32.5	$101.5

Revenue	$515.0	$517.3	$961.7	$1,027.1

GAAP operating profit percent	6.5%	7.9%	1.1%	8.2%
Non-GAAP operating profit percent	9.0%	9.7%	3.4%	9.9%

*Included in cost of revenue, selling, general and administrative and research and development on the consolidated statements of income (loss)
**Included in selling, general and administrative on the consolidated statements of income (loss)